CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT
CERTIFICATION
R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Partners Variable Equity Trust — Legg Mason Partners Variable International All Cap Opportunity Portfolio (the “Registrant”), each certify to the best of his knowledge that:
1. The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2008 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Variable Equity Trust —	Legg Mason Partners Variable Equity Trust —
Legg Mason Partners Variable	Legg Mason Partners Variable
International All Cap Opportunity Portfolio	International All Cap Opportunity Portfolio

/s/ R. Jay Gerken	/s/ Kaprel Ozsolak

R. Jay Gerken	Kaprel Ozsolak
Date: December 30, 2008	Date: December 30, 2008
     This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.